Exhibit 99.3


                           JEFFERSON BANKSHARES, INC.

                              INCENTIVE STOCK PLAN

     JEFFERSON BANKSHARES, INC., a Virginia corporation (the "Company"), hereby adopts an Incentive Stock Plan, which shall become effective as of May 1, 1985, subject to approval of the Plan by the shareholders of the Company.

     1. Purpose. This Incentive Stock Plan (the "Plan") is intended to advance the interests of the Company by providing certain senior officers and key employees of the Company and its subsidiaries with an additional incentive to promote the Company's success and to encourage them to remain in the employ of the Company or a subsidiary of the Company. The Plan conforms to the provisions of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934.

     2. Administration. The Plan shall be administered by a Compensation Committee (the "Committee") of not less than three directors of the Company, who shall be appointed by the Board of Directors of the Company and who shall be "disinterested persons" as that term is defined in Rule 16b-3. The Committee may adopt rules and regulations from time to time for carrying out the Plan, and the interpretation and construction of its provisions by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     3. Eligibility. The Committee shall have the power to grant an award ("Award") under the Plan to one or more senior officers or key employees of the Company and its subsidiaries who in the judgment of the Committee will render or have rendered, and who are expected to continue to render, valuable services that are vital to the long-term success of the Company and its subsidiaries (collectively, the "Grantees" and individually, "a Grantee"). The Committee shall choose each Grantee and shall determine separately for each Grantee the Award to be granted, the vesting schedule, and the other terms of the Award. The Committee may make more than one Award to a Grantee.

     4. Awards. Each Award shall consist of a specified number of units ("Units") equal to hypothetical shares of common stock of the Company (the "Common Stock"). The Company shall establish a book account on its records for the Grantee ("Book Account") and shall credit to the Grantee's Book Account the number of Units granted pursuant to the Award. No actual shares of Common Stock or other certificates shall be issued when an Award is granted. Each Grantee shall be provided with a copy of the Plan and shall be given written notice of his Award and its terms and conditions. Each Award shall be subject to the condition that the Grantee has made the election required under Section 8, and shall be subject to such other conditions as the Committee shall impose.

     5. Dividend Equivalents. As of the last day of each fiscal year of the Company, each Grantee shall be entitled to receive as additional compensation (subject to applicable federal and state income and payroll withholding taxes) an amount equal to dividends that were declared as of each record date during the fiscal year with respect to shares of Common Stock equal to the number of Units that were credited to the Grantee's Book Account as of each record date.

     6. Vesting. A Grantee's interest in the Units credited to such Grantee's Book Account shall become vested over a period of time in accordance with a vesting schedule established by the Committee at the time of the grant, or upon the happening of certain earlier events as hereinafter provided. The Committee may establish a different vesting schedule for each Grantee and for each separate Award to the same Grantee.

     7. Termination of Employment; Forfeitures.

         (a) The Units credited to a Grantee's Book Account shall become fully vested (i) when the Grantee attains the age of 65, (ii) upon the Grantee's retirement prior to age 65 with the consent of the Company, or (iii) upon the Grantee's death or disability prior to age 65. The Committee shall have complete discretion to determine whether a Grantee has become disabled. Except as hereinafter provided, if a Grantee terminates employment before attaining the age of 65, for any reason other than retirement with the consent of the Company, any portion of the vested interest in the Grantee's Book Account that has not previously been distributed shall be distributed as provided in Section 9, and any previous election made by the Grantee under Section 8 shall be disregarded.

         (b) If a Grantee's employment is terminated by the Company or a subsidiary of the Company for cause (as defined), or if, after a termination of employment, a Grantee enters into competition (as defined) with the Company or a subsidiary of the Company, the Grantee shall forfeit the right to receive any Units (including Units otherwise vested) then credited to such Grantee's Book Account. As used herein the following terms mean:

              (i) Cause - the failure or inability (for reasons other than death or disability) to discharge the duties for which employed or termination because of theft, embezzlement or other conduct adverse to the interests of the Company.


              (ii) Competition - within the 12 month period immediately following termination of employment, any conduct in competition with the Company or any of its subsidiaries, directly or indirectly, whether as an employee, sole proprietor, consultant, more-than-5% partner or more-than-5% shareholder of an organization engaging in a business the same as or similar to business of the Company or of a subsidiary of the Company and located in any city or county in which the Company or any of its subsidiaries conducts business.

         8. Election of Form of Distributions.

            (a) When the Committee makes an Award, the Grantee shall within 7 days elect, on forms provided by and filed with the Committee, one of the methods described below by which the Units credited to the Grantee's Book Account will be distributed. The election shall be irrevocable and may not be modified by the Grantee.

            (b) Grantees shall be permitted to make an election from one of the following choices:

                 (i) Units will be distributed (in shares of Common Stock and cash) to the Grantee each year as they vest.

                 (ii) Units will be distributed (in shares of Common Stock and cash) beginning in the year in which the Grantee becomes fully vested in all Units credited to the Grantee's Book Account, and the Grantee may further elect that they will be then distributed either

                      (x) in a lump sum, or
                      (y) in substantially equal installments over a specified
                          period of years.

                 (iii) Units will be distributed (in shares of Common Stock and cash) beginning at retirement

            (or upon death or disability prior to retirement) and the Grantee may further elect that they will be then distributed either

                     (x) in a lump sum, or

                     (y) in substantially equal installments over a specified
                         period of years.

            (c) While all aspects of the election must be irrevocably made by the Grantee at the time of the Award, the Committee will have the right subsequently to modify the Grantee's election if the Committee deems modification appropriate.

            (d) Distributions shall be made in a combination of cash and Common Stock. The cash portion of each distribution will reduce the shares of Common Stock to be distributed to the Grantee in a number sufficient in value to equal or exceed to the nearest whole share the amount of federal and state income and payroll taxes that the Company is required to withhold on the fair market value of the aggregate stock and cash distribution.

            9. Distributions.

            (a) Except as hereinafter provided, the Units credited to the Book Account of each Grantee who continues as an employee of the Company or of a subsidiary of the Company until attaining the age of 65 (or until earlier retirement with the consent of the Company) shall be distributed to the Grantee according to the method selected by the Grantee pursuant to Section 8. If a Grantee dies or otherwise terminates employment before age 65 (or before early retirement with the consent of the Company), the Grantee or designated beneficiary shall be entitled to distributions as follows:

                 (i) If a Grantee becomes  disabled while such an employee,  the
            Units credited to the Grantee's Book Account shall become fully vested and such Units shall be distributed to the Grantee (x) in accordance with the Grantee's election pursuant to Section 8, or (y) in five (5) substantially equal annual installments, whichever period is shorter.

                 (ii) If a  Grantee  dies  while  such an  employee,  the  Units credited to the Grantee's Book Account shall become fully vested and such Units shall be distributed to the Grantee's designated beneficiary in five (5) substantially equal annual installments.

                 (iii) If such  employment of a Grantee  terminates  for reasons other than retirement at or after age 65, or before age 65 with the consent of the Company, disability or death (and provided the forfeiture provisions of Section 7(b) do not apply), any portion of the vested interest in the Grantee's Book Account that has not previously been distributed shall be distributed to the Grantee beginning at age 65 in ten (10) substantially equal annual installments.

            (b) The Company shall not be required to issue or deliver any certificate for shares of Common Stock before (i) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed,
(ii) completion of any required registration or other qualification of such shares under state or federal law or regulation that the Committee shall, in its sole discretion, determine is necessary or advisable, and (iii) the Committee shall have been advised by counsel that all applicable legal requirements have been complied with.

         10. Beneficiary. A Grantee may designate from time to time, on a form provided by and filed with the Committee, one or more beneficiaries to receive the distribution of any Units distributable under the Plan after the Grantee's death. If a Grantee makes no valid designation, or if the designated beneficiary fails to survive the Grantee, then the Grantee's beneficiary shall be the first of the following persons who survives the Grantee: (a) the Grantee's spouse (that is, the person to the Grantee is legally married when the Grantee dies), (b) the Grantee's surviving descendants, per stripes, or
(c) the personal representative of the Grantee's estate.

         11. Acceleration of Vesting. In the event of the merger, consolidation, sale of substantially all of the assets, dissolution or liquidation of the Company, the Committee may, but shall not be required to, accelerate the vesting of Grantees' interests in their Book Accounts, but the effectiveness of such acceleration, if the Committee accelerates, shall be conditioned upon the consummation of the merger, consolidation, sale, dissolution or liquidation.

         12. Number of Shares. Up to 125,000 shares of Common Stock may be issued pursuant to the Plan, subject to the provisions of Section 13.

         13. Effect of Stock Dividends, etc. The Committee shall make appropriate adjustments in the number of Units credited to Book Accounts and in the number of shares of Common Stock authorized to be issued under the Plan if there are any changes in the Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, or consolidations. If the adjustments would produce fractional shares, the Committee shall eliminate the fractional shares by rounding to the nearest whole number the number of shares allocated to Book Accounts or authorized to be issued under the Plan.

         14. Rights; Non-Assignability; Employment. Participation in the Plan, the crediting of amounts to Book Accounts, and the right to receive distributions under this Plan shall not give a Grantee or beneficiary any proprietary interest in the Company, any subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Grantee and the Grantee's designated beneficiary shall, for all purposes, be general creditors of the Company. The interest of a Grantee and any designated beneficiary in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to claims of their creditors. Nothing in the Plan shall confer upon any Grantee the right to continue in the employ of the Company or any subsidiary or shall interfere with or restrict in any way the rights of the Company and its subsidiaries to discharge an employee at any time for any reason whatsoever, with or without good cause.

         15. Termination of the Plan. Awards may be granted at any time until the first to occur: (a) May 1, 1995, or (b) the Plan is terminated by the Board of Directors of the Company.

         16. Amendments. The Board of Directors of the Company may from time to time make such changes in and additions to the Plan as it may deem proper, provided that no change shall be made that increases the number of shares of Common Stock that may be issued under the Plan (except pursuant to Section 13), expands the class of persons eligible to receive Awards or materially increases the benefits accruing to Grantees under the Plan, unless such change is authorized by the shareholders of the Company. The termination of the Plan or any change or addition to the Plan shall not, without the consent of a Grantee who is adversely affected thereby, alter any Awards previously granted to such Grantee.

         17. Effective Date. The Plan shall be effective as of May 1, 1985, subject to approval by the shareholders of the Company of the Plan. Awards may be granted before the shareholders approve the Plan, provided that the Awards are contingent on shareholder approval of the Plan.

                           *       *        *



                       AMENDMENT TO INCENTIVE STOCK PLAN*

     8. Elections as to form of Distributions.

          (a) When the Committee makes an Award, the Grantee shall within 7 days elect, on forms provided by and filed with the Committee, one of the methods described below by which the Units credited to the Grantee's Book Account will be distributed. The election shall be irrevocable and may not be modified by the Grantee.

          (b) Grantees shall be permitted to make an election from one of the following choices:

                   (i) Units will be distributed to the Grantee as they vest.

                   (ii) Units will be distributed beginning in the year in which the Grantee becomes fully vested in all Units credited to the Grantee's Book Account, and the Grantee may further elect that they will be then distributed either

                         (x) in a lump sum, or

                         (y) in substantially equal installments over a
               specified period of years.

                 (iii) Units will be distributed beginning at retirement (or upon death or disability prior to retirement) and the Grantee may further elect that they will be then distributed either

                       (x) in a lump sum, or

                       (y) in substantially equal installments over a
             specified period of years.


     (c) While all aspects of the Grantee's election under Section 8(b) must be irrevocably made by the Grantee at the time of the Award, the Committee will have the right subsequently to modify the Grantee's election if the Committee deems modification appropriate, including, without limitation, the right to accelerate or defer the date of any distribution. To the extent necessary to maintain the Grantee's compliance with Rule 16b-3 and notwithstanding the Grantee's election under Section 8(b), no distribution of Units will be made within six months from the date such Units were awarded.

     (d) Distributions will be made in shares of Common Stock except as otherwise provided in this Section 8(d). Grantee may elect to have the shares of Common Stock to be distributed to the Grantee reduced by a number sufficient in value to equal or exceed to the nearest whole share the amount of federal and state income and payroll taxes that the Company is required to withhold in connection with the distribution. The value of any fractional share of Common Stock in excess of the required withholding shall be paid to the Grantee in cash. Such an election may be made at any time on forms provided by and filed with the Committee. An election may not be revoked by the Grantee except upon six months' prior notice on forms provided by and filed with the Committee. The Committee shall have the right to approve or disapprove any such election.

     (e) If no election by the Grantee pursuant to Section 8(d) is in effect at the time a distribution is made or if the Committee shall have disapproved an election which would otherwise be in effect, then the Grantee shall be required to make a payment to the Company in an amount equal to the federal and state income and payroll taxes that the Company is required to withhold in connection with the distribution. Such payment shall be made in cash or, to the extent permissable under Rule 16(b)-3, shares of Common Stock delivered by the Grantee or both.


*  Adopted April 28, 1992

                                    AMENDMENT
                                     TO THE
                           JEFFERSON BANKSHARES, INC.
                              INCENTIVE STOCK PLAN



     The Jefferson Bankshares, Inc, Incentive Stock Plan (the "Plan") is hereby amended as follows:

     1.  Section 11 of the Plan is amended in its entirety to read as follows:

          11. Certain Corporate Events. In the event of the merger, consolidation, sale of substantially all of the assets, dissolution or liquidation of the Company, the Committee may, but shall not be required to, (i) accelerate the vesting of Grantee's interests in their Book Accounts, and (ii) specify the time and manner in which Units credited to Grantee's Book Accounts as of the date of such event will be distributed, notwithstanding any other provision of this Plan to the contrary. The effectiveness of such actions, if and to the extent that the Committee undertakes such actions, shall be conditioned on the consummation of the merger, consolidation, sale, dissolution or liquidation of the Company.

     This Amendment is adopted as of July 22, 1997.

                                  JEFFERSON BANKSHARES, INC.


                                  By:  /s/ O. Kenton McCartney
                                      ----------------------------
                                      O. Kenton McCartney
                                   President and Chief Executive Officer